Exhibit 10.28

SUBSCRIPTION AGREEMENT

AMC Corporation

4794 231st Place S.E.

Sammamish, WA 98075

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among AMC Corporation, a Washington corporation (“AMC”), and the undersigned investor (the “Investor”).

In consideration of the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and AMC acknowledges and agrees as follows:

1. Subscription. Subject to the terms and subject to the conditions set forth in this Subscription Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase from AMC, and AMC agrees to issue and sell to the Investor, an aggregate of 228,571 shares of common stock, par value $0.01 per share, of AMC (the “Common Stock”), in a private placement for a purchase price of $5,000,000, or $21.88 per share of Common Stock.

2. Closings. Each closing of a sale, purchase and issuance of shares of Common Stock contemplated hereby (each a “Closing”) shall occur at such date and time as mutually agreed upon between AMC and the Investor (each date any Closing so occurs, a “Closing Date”); provided that the final purchase of shares of Common Stock contemplated hereby shall occur no later than the effective date of the Registration Statement (as defined below) contemplated by that certain Business Combination Agreement, dated as of August 16, 2024, as amended on the date hereof, by and among AMC, AlphaVest Acquisition Corp (“SPAC”) and AV Merger Sub (the “BCA”). On each Closing Date, AMC shall sell, and the Investor shall purchase, a number of shares of Common Stock as mutually agreed upon by AMC and the Investor; provided that the Investor shall purchase, in the aggregate, in all the Closings, all 228,571 shares of Common Stock for which the Investor has subscribed hereunder. All shares of Common Stock shall be registered in book entry form, free and clear of all liens (other than those arising under applicable securities laws), in the name of the Investor on AMC’s share register; provided, however, that AMC’s obligation to issue the shares of Common Stock to the Investor is contingent upon AMC having received the aggregate purchase price for the shares being purchased in any specific Closing (each payment being referred to herein as a “Subscription Amount”).

3. Closing Conditions.

a. The obligation of the parties hereto to consummate any sale, purchase and issuance of shares of Common Stock pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of the sale, purchase and issuance of shares of Common Stock pursuant to this Subscription Agreement.

b. The obligation of AMC to consummate any issuance and sale of shares of Common Stock pursuant to this Subscription Agreement shall be subject to the satisfaction of the conditions (which may be waived in writing (email being sufficient) by AMC (not to be unreasonably withheld, conditioned or delayed)) that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of each Closing Date (except for (1) those representations and warranties qualified by materiality, which shall be true and correct in all respects as of any Closing Date, and (2) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to a Closing shall have been performed in all material respects.

c. The obligation of the Investor to consummate any purchase of shares of Common Stock pursuant to this Subscription Agreement shall be subject to the satisfaction of the conditions (which may be waived in writing (email being sufficient) by the Investor) that (i) all representations and warranties of AMC contained in this Subscription Agreement shall be true and correct in all material respects at and as of each Closing Date (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of any Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date); and (ii) AMC shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to a Closing.

4. Further Assurances. At or prior to each Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. AMC Representations and Warranties. AMC represents and warrants to the Investor that:

a. AMC is a corporation duly incorporated and validly existing under the laws of the State of Washington. AMC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of each Closing Date, the shares of Common Stock to be issued and sold hereunder will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the organizational documents of AMC (as amended and/or restated as of each Closing Date) or under the Revised Code of Washington or under any agreement or instrument to which AMC is a party.

c. This Subscription Agreement has been duly authorized, executed and delivered by AMC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and AMC, this Subscription Agreement is enforceable against AMC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the shares of Common Stock and the compliance by AMC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of AMC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which AMC or any of its subsidiaries is a party or by which AMC or any of its subsidiaries is bound or to which any of the property or assets of AMC is subject that would reasonably be expected to have a material adverse effect on the legal authority of AMC to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of AMC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over AMC or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. A copy of the registration statement on Form S-4 relating to the proposed business combination describing the BCA (the “Registration Statement”) and all other documents filed by AMC or SPAC with the Securities and Exchange Commission (the “SEC”) on or prior to each Closing Date (collectively, the “SEC Reports”) are available to the Investor (including via the SEC’s EDGAR system). As of their respective filing dates, to AMC’s knowledge, the information relating to AMC in the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to such information, and with the rules and regulations of the SEC promulgated thereunder applicable to such information. None of the information relating to AMC in the SEC Reports filed under the Securities Act or Exchange Act (except to the extent that such information has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AMC included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of AMC as of and for the dates thereof and the results of operations and cash flows for the periods presented, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments and absence of notes, and (ii) changes to historical accounting policies of AMC in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to AMC. To the knowledge of AMC, there are no material outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports (other than the Registration Statement). For the avoidance of doubt, any restatement of the financial statements of AMC and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 5.e. Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 5.e.

f. As of the date hereof, the authorized share capital of AMC consists of 10,000,000 shares of Common Stock. As of the date of this Subscription Agreement, 8,000,000 shares of Common Stock are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued. There are no stockholder agreements, voting trusts or other agreements or understandings to which AMC is a party or by which it is bound relating to the voting of any securities of AMC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

g. Assuming the accuracy of the representations and warranties of the Investor, AMC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by AMC of this Subscription Agreement (including, without limitation, the issuance of shares of Common Stock), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq in connection with the business combination contemplated by the BCA (the “Stock Exchange”), (iv) those required to consummate the Transaction as provided under the BCA, and (v) those of which the failure to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the shares of Common Stock by AMC to the Investor hereunder. The shares of Common Stock (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Except for such matters as may be set forth in the Registration Statement, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of AMC, threatened against AMC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against AMC.

j. AMC has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the shares of Common Stock, and AMC is not under any obligation to pay any broker’s fee or commission in connection with the sale of the shares of Common Stock.

6. Investor Representations and Warranties. The Investor represents and warrants to AMC that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the shares of Common Stock only for its own account and not for the account of others, or if the Investor is subscribing for shares of Common Stock as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the shares of Common Stock with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor shall provide the requested information set forth on Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the shares of Common Stock. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the shares of Common Stock for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

b. The Investor acknowledges and agrees that the shares of Common Stock are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the shares of Common Stock has not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the shares of Common Stock may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to AMC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the shares of Common Stock shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the shares of Common Stock will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the shares of Common Stock and may be required to bear the financial risk of an investment in the shares of Common Stock for an indefinite period of time. The Investor acknowledges and agrees that the shares of Common Stock will not immediately be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, transfer or disposition of any shares of Common Stock.

c. The Investor’s acquisition and holding of the shares of Common Stock will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

d. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the shares of Common Stock, including, without limitation, with respect to AMC, SPAC, the business combination contemplated by the BCA and the business of AMC and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, including from AMC directly, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the shares of Common Stock, including but not limited to access to information about AMC and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. The Investor acknowledges that certain information provided by AMC may be based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that it has reviewed or had the full opportunity to review all disclosure documents provided to such Investor in the offering of the shares of Common Stock and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of AMC or the SPAC. Except for the representations, warranties and agreements of AMC expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its, his or her own sources of information, investment analysis and due diligence (including professional advice it deemed appropriate) with respect to the Transaction, the transactions contemplated hereby, the shares of Common Stock and the business, condition (financial or otherwise), management, operations, properties and prospects of AMC and its subsidiaries, including, but not limited to, all business, legal, regulatory, accounting, credit and tax matters.

e. The Investor acknowledges that it had a substantive relationship with AMC prior to the offering of the Common Stock for which the Investor subscribed hereunder. The Investor became aware of this offering of the shares of Common Stock solely by means of direct contact between the Investor and AMC and the shares of Common Stock were offered to the Investor solely by direct contact between the Investor and AMC. The Investor did not become aware of this offering of the shares of Common Stock, nor were the shares of Common Stock offered to the Investor, by any other means and none of AMC, the SPAC or any of their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the shares of Common Stock (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, AMC, the SPAC, any of their respective affiliates or any control persons, direct or indirect equity holders, officers, managers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of AMC contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in AMC.

f. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the shares of Common Stock, including, without limitation, those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares of Common Stock, and the Investor has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the shares of Common Stock. The Investor (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the shares of Common Stock.

g. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the shares of Common Stock and determined that the shares of Common Stock are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in AMC. The Investor has determined based on its, his or her own independent review and such professional advice as the Investor deemed appropriate that its, his or her purchase of the shares of Common Stock and participation in the offering of the shares of Common Stock, in light of the business combination contemplated by the BCA, is fully consistent with its, his or her financial needs, objectives and condition and is a suitable investment for the Investor, notwithstanding the risks inherent in investing in or holding the subscribed shares of Common Stock. The Investor acknowledges specifically that a possibility of total loss exists.

h. In making its decision to purchase the shares of Common Stock, the Investor has relied solely upon independent investigation made by the Investor.

i. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the shares of Common Stock or made any findings or determination as to the fairness of this investment.

j. If the Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

k. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, have been duly authorized and will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement has been duly executed and delivered by the Investor or the investment advisor to which the Investor has delegated decision making authority over investments and, assuming that this Subscription Agreement constitutes the valid and binding agreement of AMC, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

l. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhzhia region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the shares of Common Stock were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

m. The Investor has or has commitments to have and, when required to deliver payment to AMC pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of shares of Common Stock pursuant to this Subscription Agreement.

7. Indemnification.

a. AMC agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any resale registration statement covering the shares of Common Stock sold hereunder, or in any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to AMC by or on behalf of the Investor expressly for use therein.

b. The Investor agrees to indemnify and hold harmless AMC, its directors and officers and agents and each person who controls AMC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in any resale registration statement covering the shares of Common Stock sold hereunder, or in any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of shares of Common Stock purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

c. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (1) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, or (3) contains any statement of fault or culpability.

d. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the shares of Common Stock purchased pursuant to this Subscription Agreement.

e. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether, in any action in question, any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor pursuant to this Section 7 be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the shares of Common Stock purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation, and such obligations of the Investor shall be several and not joint.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement (the “Termination Event”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. Upon the occurrence of the Termination Event, this Subscription Agreement shall be void and of no further effect.

9. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder may be transferred or assigned. Notwithstanding the foregoing, after notifying AMC, Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor) or, with AMC’s prior written consent, to another person; provided, that prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof. No such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

b. AMC may request from the Investor such additional information as AMC may deem necessary to register the resale of the shares of Common Stock and evaluate the eligibility of the Investor to acquire the shares of Common Stock, and the Investor shall promptly provide any such information as may be reasonably requested to the extent readily available. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that AMC or the SPAC may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of AMC or the SPAC.

c. The Investor acknowledges that AMC, the SPAC and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to any Closing, the Investor agrees to promptly notify AMC in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify AMC if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of the shares of Common Stock from AMC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase. AMC acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of AMC contained in this Subscription Agreement. Prior to any Closing, AMC agrees to promptly notify the Investor if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties made by them set forth herein are no longer accurate in all material respects.

d. AMC is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8 above. The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including, without limitation, the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7, this Section 9.g and Section 10 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed and delivered in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that AMC shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Washington (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Washington or the federal courts located in the State of Washington, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10.m is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9.m following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDINGS IN WHICH A JURY TRIAL CANNOT BE WAIVED.

n. AMC agrees to grant to the Investor customary registration rights with respect to shares of Common Stock purchased hereunder.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice given hereunder:

(i)		if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii)		if to AMC, to:

AMC Corporation
4794 231st Place S.E.
Sammamish, WA 98075
Attention: VP Finance
E-mail:

with a required copy to (which copy shall not constitute notice):

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 44th Floor
New York, New York 10174
	Attn:	Jeffrey M. Gallant
Eric T. Schwartz
	Email:	jgallant@graubard.com
eschwartz@graubard.com

10. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of AMC expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in AMC. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement in similar form related to the private placement of the shares of Common Stock (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement in similar form related to the private placement of the shares of Common Stock, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the shares of Common Stock or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by AMC, the SPAC or any Non-Party Affiliate concerning AMC, the SPAC, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby, or the BCA or the transactions contemplated by the BCA. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of AMC, the SPAC or any of AMC’s or the SPAC’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Kami Vision		Delaware
(Name of Investor)		(State/Country of Formation or Domicile)
By:	/s/
Name:
Title:		June 25, 2025
(Date)

(Name in which shares of Common Stock are to be registered, if different):

(Investor’s EIN/SSN, as applicable)

Business Address:		Mailing Address, if different:

(Street)		(Street)

(City, State, Zip)		(City, State, Zip)

(Attention)		(Attention)

(Telephone No.)		(Telephone No.)

(Facsimile No.)		(Facsimile No.)

(Email)		(Email)

228,571
(Number of shares of Common Stock subscribed for)

$5,000,000
(Aggregate Subscription Amount)

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by AMC.

IN WITNESS WHEREOF, AMC has accepted this Subscription Agreement as of the date set forth below.

AMC CORPORATION

By:	/s/ Min Ma
Name:	Min Ma
Title:	VP, Finance

Date: June 25, 2025